EXHIBIT 10.27

                       MEDSTRONG INTERNATIONAL CORPORATION
                      AMENDMENT TO STOCK OPTION AGREEMENTS


         Amendment (this "Amendment"), dated November 3, 2006, to the following Stock Option Agreements (the "Agreements"), the form of which is attached hereto, between Medstrong International Corporation, a Delaware corporation (the "Company"), and Jeanine M. Folz ("Optionee"):

Date of Agreement No. of Shares    Per Share Exercise Price      Option Period
----------------- -------------    ------------------------      -------------
November 16, 2004 250,000                   $.05                   10 years
February 14, 2005 250,000                   $.05                   10 years
May 15, 2005      250,000                   $.05                   10 years
August 15, 2005   250,000                   $.021                  10 years
November 15, 2005 250,000                   $.02                   10 years
February 15, 2006 250,000                   $.02                   10 years
May 16, 2006      250,000                   $.02                   10 years
August 16, 2006   250,000                   $.02                   10 years

WITNESSETH:

         WHEREAS, the Agreements provided for the grant of options (the "Options") to Optionee to purchase an aggregate of Two Million (2,000,000) shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), issued pursuant to the Company's 2002 Stock Option Plan (the "Plan"); and

         WHEREAS, by reason of the 1 for 75 reverse split of the Common Stock effective November 2, 2006, the number of shares of Common Stock covered by each Option is reduced by a factor of 75, the aggregate exercise price of each Option remaining the same; and

         WHEREAS, due to adverse consequences of Options to Optionee, the Company and Optionee have agreed to amend the Agreements providing for the grant of the Options to permit each of the Options to be exercised by Optionee during the full term thereof following termination of the employment of Optionee with the Company.


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         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and the Optionee, the parties hereto agree as follows:

Section 1. Amendment. The parties hereby agree to amend Sections 2 and 3 of the Agreement to read in their entirety as follows:

         "2. The Options are exercisable immediately. The Options shall expire on the date ten (10) years after they become exercisable, the date which has been specified by the Board of Directors, and shall not be exercisable after their expiration date. The Options shall be exercisable by you from time to time, until all shares covered hereby shall have been purchased or expired.

         3. The Options are fully transferable by you. In the event of your death, the Options may be exercised by the estate, personal representative or beneficiary who has acquired the right to exercise the Options by bequest or inheritance or by the reason of your death, and then only if, and to the extent that, you were entitled to exercise the Options at the date of your death, up to the maximum exercise period of one (1) year."


Section 2. Miscellaneous.

         2.1 Limited Effect. Except as expressly amended and modified by this Amendment, all of the terms and provisions of the Agreements are and shall continue to remain in full force and effect in accordance with the terms thereof.

         2.2 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         2.3 Entire Agreement. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.


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         2.4 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

         IN WITNESS HEREOF, the Company, by its duly authorized officer, and the Optionee have caused this Amendment to be executed as of the day and year first above written.

                                    COMPANY:

                                         MEDSTRONG INTERNATIONAL CORPORATION


                                                     /s/ Robert M. Cohen
                                                 By:---------------------------
                                                 Title: Secretary and Director


                                         OPTIONEE:

                                         /s/ Jeanine Folz
                                         ------------------------
                                         Jeanine M. Folz


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      5.    ATTACHMENT to Stock Option Agreement Amendment


      6.    MedStrong International Corporation


      7.    STOCK OPTION AGREEMENT

DATE:
Optionee:   Jeanine Marie Folz

Option to Purchase Aggregate Number of Shares:
Price Per Share:                                                       $______
Date of Grant:

                  1. MedStrong International Corporation (the "Company"), deeming it in its best interest that you continue to provide services to the Company, and as an incentive for you to do so and to give you an increasing interest in the Company as stockholder, hereby gives and grants you, subject to all of the provisions, terms and conditions contained in MedStrong International Corporation's 2002 Stock Option Plan, as amended from time to time (as amended, the "Plan"), and subject to its further provisions, the right and option to purchase up to the aggregate number of shares set forth above of the Company's common stock, par value $.001 per share (the "Common Stock"), at the price per share also set forth above (the "Options"). The per share purchase price is not less than the fair market value per share of Common Stock on the date the grant of the Options was approved by the Board of Directors (the "Date of Grant").

         2. The Options are exercisable immediately. Subject to earlier termination as provided in the Plan, the Options shall expire on the date ten
(10) years after they become exercisable, the date which has been specified by the Board of Directors, and shall not be exercisable after their expiration date. On condition that you remain in the employ of the Company or any subsidiary thereof during such period, the Options shall be exercisable by you from time to time, until all shares covered hereby shall have been purchased or expired.

         3. The Options shall be exercisable by you only while you are an employee of the Company or any subsidiary thereof, or within ninety (90) days of after termination of your employment for any reason except for termination of your employment due to disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, in which case the Options shall be exercisable by you for a period of one (1) year after the date of such termination, but only if, and to the extent that, the Options were exercisable by you at the time of such termination. The Options are exercisable only by you and is not transferable by you, other than by will or by the laws of descent and distribution. In the event of your death while you are an employee of the Company or any subsidiary thereof, the Options may be exercised by the estate, personal representative or beneficiary who has acquired the right to exercise the Options by bequest or inheritance or by the reason of your death, and then only if, and to the extent that, you were entitled to exercise the Options at the date of your death, up to the maximum exercise period of one (1) year.


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4. The Options (or any part of installment  thereof) must be exercised by giving written notice to the Company's Chief Executive Officer at its principal office address, or to such transfer agent as the Company's Chief Executive Officer shall designate. The notice, the form of which is attached hereto as Exhibit B, must specify the date of the notice, the number of shares as to which the Options are being exercised and the expected date of such purchase (which, unless the Company otherwise consents, shall be at least five (5) days and not more than fifteen (15) days after the date you mail the notice). The notice must be accompanied by the tender of payment of the purchase price for the number of shares specified in the notice. Payment must be made (a) in cash, or (b) by certified check, or (c) with previously acquired Common Stock of the Company having a fair market value equal to the purchase price of the shares being purchased, or (d) any combination thereof, or (e) any other method approved by the Board of Directors in its discretion. If the Board of Directors exercise its discretion to permit payment by means other than the methods set forth in clauses (a), (b), (c) or (d), such discretion must be exercised in writing prior to the time you exercise the Options.

5. Upon payment of the purchase price of the shares specified in the notice, the Company shall deliver to you certificates for the shares purchased. The holder of the Options shall not have the rights of a shareholder with respect to the shares covered by the Options until the date of the stock certificates issued to the holder for such shares.

6. You may be required to make an appropriate representation at the time of any exercise of the Options that it is your intention to acquire the shares being purchased for investment and not for resale or distribution. In addition, you may be required to agree in writing not to sell any shares acquired pursuant to the Options or any other shares of the Company that you may now or hereafter acquire except either (a) in compliance with the Securities Act of 1933, as amended, provided that the Company shall be under no obligation to register either the Plan or any securities obtained pursuant to your exercise of your rights, hereunder, with the Securities and Exchange Commission, or (b) with prior written approval of the Company. An appropriate legend restricting the sale of the shares may be placed upon the certificates representing the shares and any resale must be in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

7. If you dispose of the shares you acquire upon exercise of the Options more than (x) two (2) years after the grant of the Options and (y) one (1) year after the exercise of the Options, any gain or loss upon disposition will be treated as long-term capital gain or loss. If these holding periods are not satisfied, you will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the shares at the date the Options were exercised or the sale price of the shares. Any gain or loss recognized on a premature disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon a premature disposition may apply if you are an officer, director, or 10% stockholder of the Company. You recognize that if you sell any shares acquired upon the exercise of the Options within one year after your exercise of the Options, the tax treatment of the disposition may have an adverse impact on you and you should consult your personal tax advisor before making any such sales.


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8. This  agreement  shall be binding  upon and shall inure to the benefit of any successors or assigns of the Company, and, to the extent herein provided, shall be binding upon and inure to the benefit of your legal representatives.

9. The Option is not, and should not be deemed to be, an employment agreement between you and the Company, and nothing contained herein shall be deemed to confer upon you any right to remain in the employ of the Company or any subsidiary thereof, or in any way to limit the right of the Company or any such subsidiary to terminate your employment.

10. If the foregoing is in accordance with your understanding and approved by you, please so confirm by signing and returning the duplicate of this letter enclosed for that purpose.


Very truly yours,

MEDSTRONG INTERNATIONAL CORPORATION



Date: November 16, 2004             By:
                                       ---------------------------



         I  hereby  confirm  that  the  foregoing  is  in  accordance   with  my
understanding and is hereby agreed and accepted in its entirety as of the date of the above letter.

By:
   ----------------------------------------
         NAME

Date:
     --------------------------------------


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Exhibit B

         Form of Exercise Notice


MedStrong International Corporation                Date: _______________________
350 Bedford Street, Suite 203
Stamford, CT 06901
Attention:  Chief Executive Officer


The undersigned hereby: (1) irrevocably subscribes for and offers to purchase __________________ of common stock of MedStrong International Corporation pursuant to, and in exercise of, the options granted to the undersigned on _________________; and (2) encloses payment of _______________________
($_________) for these shares at a purchase price of $_________ per share.

The shares should be issued be issued in the name of ___________________ and should delivered to such holder at:


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[insert address]


Signature:
          ---------------------------------------------------------------

Print Name:
           --------------------------------------------------------------

Social Security Number:
                       --------------------------------------------------




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